Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Filing of Registration Statement for the Offering of $20 Million of Common Stock

Costa Mesa, Calif., October 13, 2009 -- Pacific Premier Bancorp, Inc.  (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”),  announced today that it has filed a registration statement with the Securities and Exchange Commission for the offering of $20 million principal amount of common stock.

The Company expects to sell approximately $20 million principal amount of its common stock in an underwritten public offering through Howe Barnes Hoefer & Arnett, Inc. The price of the common stock will be determined by agreement of the Company and Howe Barnes at the time of the offering. The Company intends to grant the underwriters an option to purchase up to an additional $3 million of common stock offered to cover over-allotments, if any. The common stock will be issued pursuant to a prospectus filed as part of the Company’s registration statement under the Securities Act of 1933.

The Company intends to use the net proceeds of the offering to provide additional capital to the Bank and for general corporate purposes.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus which is a part of such registration statement. When available, a copy of the preliminary prospectus may be obtained from Howe Barnes Hoefer & Arnett, Inc. at222 South Riverside Plaza, 7th Floor, Chicago, IL 60606 or at 1-800-800-4693.

About Pacific Premier Bancorp, Inc.

The Company owns all of the capital stock of the Bank.  The Company provides business and consumer banking products to its customers through our six full-service depository branches in Southern California located in the cities of San Bernardino, Seal Beach, Huntington Beach, Los Alamitos, Costa Mesa and Newport Beach.  At June 30, 2009, the Bank had total assets of $783.7 million, net loans of $596.1 million, total deposits of $549.7 million, and total stockholder’s equity of $63.3 million. The Company's common stock is traded on the NASDAQ Global Stock Market under the symbol PPBI.

FORWARD-LOOKING COMMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  Actual results may differ from those projected in the forward-looking statements.  These forward-looking statements involve risks and uncertainties.  These include, but are not limited to, the following risks:  changes in the performance of the financial markets; changes in the demand for and market acceptance of the Company's products and services; changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive projects and pricing; the effect of the Company's policies; the continued availability of adequate funding sources; and  various legal, regulatory and litigation risks.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2008 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steven R.  Gardner
President/CEO
714.431.4000

Kent J. Smith
Senior Vice President/CFO
714.431.4000